UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

___________________________

EBET, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2021, EBET, Inc. (the “Company”) and the subsidiaries of the Company (the “Guarantors”) entered a credit agreement (the “Credit Agreement”) with CP BF Lending, LLC (“Lender”), pursuant to which the Lender agreed to make a single loan to the Company in the original amount of $30,000,000 (the “Loan”). The Loan required the Company to maintain certain minimum liquidity and other financial and other covenants. As previously disclosed, the Company has received multiple waivers from the Lender in the past with respect to such covenants with the final waiver expiring on June 30, 2023.

On June 30, 2023, the Company, the subsidiaries of the Company and the Lender entered into a forbearance agreement (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, the Company acknowledged, among other items, that, as June 30, 2023, it was in default under the Credit Agreement, the Lender had the right to accelerate the Loan, and the Lender had the right to impose the default rate of interest under the Credit Agreement. Pursuant to the Forbearance Agreement, the Lender agreed to forbear from exercising its rights and remedies against the Company and the Guarantors under the Credit Documents until the earlier of September 15, 2023 (the “Forbearance Date”), or until a termination event occurs pursuant to the Forbearance Agreement. A termination event under the Forbearance Agreement consists of the filing of a bankruptcy proceeding by the Company or any Guarantor, the occurrence of a new event of default under the Credit Agreement, or the failure by the Company or any Guarantor to perform any material requirement, covenant, or obligation under the Forbearance Agreement. During the forbearance period, the Lender agreed, among other items, not to accelerate the Loan, initiate any bankruptcy filings, or apply any default rates of interest. As partial consideration for the Lender agreeing to enter into the Forbearance Agreement, the Company paid a forbearance fee equal to 50 basis points of the outstanding principal amount of the Loan. In addition, on June 30, 2023, the Company made a prepayment of the Loan in the amount of $2.0 million.

On September 15, 2023, the Company, the subsidiaries of the Company and the Lender entered into an amendment number 1 to the Forbearance Agreement (the “Amendment”). The Amendment extended the Forbearance Date from September 15, 2023 until October 31, 2023. As partial consideration for the Lender agreeing to enter into the Amendment, the Company paid a forbearance fee of $90,000, which was added to the outstanding principal amount of the Loan. Upon the execution of the Amendment and after the receipt of the forbearance fee, the principal amount of the Loan is $26,361,567.82.

In connection with the Forbearance Agreement, the Lender agreed to provide the Company with a revolving line of credit in the amount of $2.0 million (the “Revolving Note”), with any advances under the Revolving Note to be made in the sole discretion of the Lender. The Revolving Note will have a maturity date of November 29, 2024 and carry an interest rate of 15.0% per annum, provided that upon an occurrence of default the interest rate will increase to the default rate under the Loan. The Revolving Note shall be an Obligation as defined in the Credit Agreement and as such shall be secured by the collateral in which the Borrower and the Guarantors have granted liens and security interests to the Lender in connection with the Loan. All discretionary advances shall terminate automatically and all outstanding principal together with accrued but unpaid interest and fees shall become immediately due and payable, without notice to or action by any party, on the earlier of the termination date of the Forbearance Agreement, or the maturity date of the Revolving Note, unless otherwise extended by the Lender. As of the date of the Amendment, the principal amount of the Revolving Note is $1,400,000.00.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement dated June 30, 2023 between EBET, Inc., certain subsidiaries of EBET, Inc., and CP BF Lending, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed July 3, 2023)
10.2	Forbearance Agreement Amendment No. 1 dated September 15, 2023 between EBET, Inc., certain subsidiaries of EBET, Inc., and CP BF Lending, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the SEC upon request.

4

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.

Date: September 19, 2023
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

5